EXHIBIT 99

[Eagle Bancorp, Inc. Logo Omitted]

PRESS RELEASE                                                EAGLE BANCORP, INC.
FOR IMMEDIATE RELEASE                                        CONTACT:
                                                             Ronald D. Paul

May 3, 2004                                                  301.986.1800

                               EAGLE BANCORP, INC.
                 SUPPLEMENTS ITS PRESS RELEASE OF APRIL 15, 2004

BETHESDA, MD. Eagle Bancorp, Inc. (Nasdaq: EGBN), the parent company of EagleBank, announced net income of $1.18 million for the quarter ended March 31, 2004. The results for the first quarter of 2004 represented a 20% increase over the $983 thousand of net income for the same period in 2003 and a 45% increase over the $815 thousand net income for the fourth quarter of 2003.

On a per share basis, the Company earned $0.22 per basic share and $0.21 per diluted share in the first quarter of 2004, as compared to $0.15 per basic and diluted shares for the fourth quarter of 2003 and $0.34 per basic share and $0.32 per diluted share for the first quarter of 2003. Earnings per share were significantly impacted in the first quarter of 2004 and fourth quarter of 2003 by the 85% increase in the number of outstanding shares following the completion of the Company's offering of approximately 2.4 million shares in August 2003. The additional shares are expected to have an adverse impact on earnings per share for a number of quarters until the capital can be further leveraged and deployed in loans and other income producing assets other than low yielding, but highly liquid short term investment securities.

The Company reported total assets at March 31, 2004 of $469 million compared to $443 million at December 31, 2003 and $350 million at March 31, 2003. At March 31, 2004 deposits of approximately $386 million represented a 15% increase over deposits of $336 million at December 31, 2003, and a 38% increase over deposits of $279 million at March 31, 2003. At March 31, 2004, loans (including loans held for sale) increased 4% to $335 million from $321 million at December 31, 2003, and 38% from $243 million at March 31, 2003.

The management of Eagle Bancorp, Inc. is releasing the following Summary of Financial Information on the Company to provide interested stockholders and other parties a more comprehensive overview of the Company's performance for the first quarter of 2004. Persons wishing additional information should refer to the Company's 10Q report to be filed with the Securities and Exchange Commission on or before May 15, 2004.

                               EAGLE BANCORP, INC.
                        SUMMARY OF FINANCIAL INFORMATION
                  FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND
                 MARCH 31, 2003 AND YEAR ENDED DECEMBER 31, 2003


(dollars in thousands)                               MARCH 31,          MARCH 31,       DECEMBER 31,
                                                          2004               2003               2003
                                                     UNAUDITED          UNAUDITED            AUDITED
                                                     ---------          ---------       ------------
ASSETS
Cash and due from banks                            $    29,659        $    16,419        $    25,103
Interest bearing deposits with other banks               4,981              5,825              4,332
Federal funds sold and cash equivalents                 17,026             10,100                 --
Investment securities available for sale                70,459             67,040             82,581
Loans held for sale                                      4,341              3,597              3,649
Loans                                                  330,253            239,551            317,533
Less: Allowance for credit losses                       (3,750)            (2,861)            (3,680)
     Loans, net                                        326,503            236,690            313,853
Other assets                                            16,493             10,699             13,479
TOTAL ASSETS                                       $   469,462        $   350,370        $   442,997

LIABILITIES AND STOCKHOLDERS EQUITY
Noninterest bearing deposits                       $    93,805        $    65,289        $    90,468
Interest bearing deposits                              291,835            213,620            245,046
    Total deposits                                     385,640            278,909            335,514
Federal funds purchased and securities sold
    under repurchase agreements                         13,958             24,949             38,454
Other borrowings                                        13,551             24,258             14,588
Other liabilities                                        1,657              1,388              1,429
    Total liabilities                                  414,806            329,504            389,985
Stockholders equity                                     54,656             20,866             53,012
TOTAL LIABILITIES AND STOCKHOLDERS EQUITY          $   469,462        $   350,370        $   442,997

RESULTS OF OPERATIONS:
Total interest income                              $     5,376        $     4,466        $    18,404
Total interest expense                                     969              1,075              3,953
Net interest income                                      4,407              3,391             14,451
Provision for credit losses                                154                224              1,175
Noninterest income                                       1,082                873              2,936
Noninterest expense                                      3,493              2,465             11,094
Income before incomes taxes                              1,842              1,575              5,118
Income tax expense                                         663                592              1,903
Net income                                         $     1,179        $       983        $     3,215

PER SHARE DATA:
Earnings per share, basic                          $      0.22        $      0.34        $      0.82
Earnings per share, diluted                        $      0.21        $      0.32        $      0.77
Shares outstanding at period end                     5,401,767          2,900,474          5,359,303
Weighted average shares outstanding, basic           5,392,438          2,898,714          3,932,004
Weighted average shares outstanding, diluted         5,650,461          3,105,975          4,166,128
Book value at period end                           $     10.12        $      7.19        $      9.89


PERFORMANCE RATIOS (ANNUALIZED):
Return on average assets                                  1.08%              1.16%              0.86%
Return on average equity                                  8.80%             19.14%              9.45%
Net interest margin                                       4.33%              4.35%              4.14%
Efficiency ratio                                         63.64%             57.81%             63.34%

OTHER RATIOS:
Allowance for credit losses to total loans                1.14%              1.20%              1.16%
Non performing loans to total loans                       0.17%              0.32%              0.21%
Net charge-offs (annualized) to average loans             0.10%              0.20%              0.10%
Equity to average assets                                 12.28%              6.08%              9.05%
Tier 1 capital ratio                                     14.25%              8.10%             15.30%
Total capital ratio                                      15.23%              9.20%             16.40%

AVERAGE BALANCES:
Assets                                             $   438,634        $   337,723        $   375,802
Earning assets                                     $   409,068        $   314,843        $   349,157
Loans                                              $   324,942        $   241,805        $   266,811
Deposits                                           $   301,993        $   253,595        $   263,448
Stockholders equity                                $    53,877        $    20,542        $    34,028

NON-GAAP PRESENTATIONS. This press release refers to the efficiency ratio which is computed by dividing noninterest expense by the sum of net interest income on a tax equivalent basis and noninterest income. This is a non-GAAP financial measure that we believe provides investors with important information regarding our operational efficiency. Comparison of our efficiency ratio with those of other companie may not be possible because other companies may calculate the efficiency ratio differently. The Company, in referring to its net income, is referring to income under accounting principles generally accepted in the United States, or "GAAP".

FORWARD LOOKING STATEMENTS. This press release contains forward looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans events or results of Company operations and policies and regarding general economic conditions. In some cases, forward-looking statements can be identified by use of words such as "may," "will," "anticipates," "believes," "expects," "plans," "estimates," "potential," "continue," "should," and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company's market, interest rates and interest rate policy, competitive factors and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company's past results are not necessarily indicative of future performance.


                                       ###